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                                                                  Exhibit 10(iv)

               FORM OF AMENDMENT TO EMPLOYMENT SECURITY AGREEMENT
               --------------------------------------------------

     This Amendment, dated as of [insert date], expressly amends that certain Employment Security Agreement, dated as of [insert date of original agreement] [and previously amended as of [insert date]], by and between Northern Trust Corporation, a Delaware corporation (the "Company") and [insert name of executive] (the "Executive").

     WHEREAS, effective as of [insert date of original agreement], the Company and the Executive entered into an Employment Security Agreement concerning the provision of certain security to the Executive in connection with any potential change in control of the Company; and

     WHEREAS, the Company and the Executive desire to amend the Employment Security Agreement;

     NOW, THEREFORE, the Company and the Executive agree as follows:

     Effective as of the date hereof, the Employment Security Agreement is amended as follows:

1. Section 1 of the Employment Security Agreement is hereby amended by adding the following new clause [(f)][(g)] thereto, as follows:

     [(f)][(g)] Solely for purposes of determining the Executive's eligibility to participate in the Company's retiree medical care program, in the event that the Executive qualifies for neither early nor normal retirement benefits pursuant to the terms of The Northern Trust Company Pension Plan (or any successor plan thereto)(the "Qualified Pension Plan"), the Executive will be deemed to have up to an additional [twenty-four
     (24)][thirty-six (36)] months of age and/or service credit with respect to the Qualified Pension Plan, provided, however, that such additional age and/or service credit will only be credited to the Executive to the extent that such additional credit would, as of the Executive's Employment Termination, enable the Executive to qualify for participation in the Company's retiree medical care program. The additional credit described in this Section 1[(f)][(g)] shall be deemed to exist only for purposes of determining the Executive's eligibility to participate in the Company's retiree medical care program and shall otherwise have no effect on the Executive's age and service credit under the Qualified Pension Plan. The provisions of this Section shall have no effect on the Company's ability to amend or terminate the retiree medical care

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     program and shall not be construed as requiring the Company to maintain any such program in any manner or for any period of time.

     IN WITNESS WHEREOF, Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Amendment to be executed as of the day and year first above written.

                                       NORTHERN TRUST CORPORATION

                                       By:_________________________________
                                       Name:
                                       Title:



                                       ------------------------------------
                                       [Executive]

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